Corporate Overview August 2021

This presentation includes forward-looking statements. All statements contained in this presentation other than statements of historical facts, including statements regarding future results of operations and financial position of PhaseBio Pharmaceuticals, Inc. (“we,” “us” or “our”), our business strategy and plans, the preclinical and clinical development of our product candidates and our objectives for future operations, are forward-looking statements. The words “anticipate,” believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, clinical development, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Risks regarding our business are described in detail in our Securities and Exchange Commission filings, including in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this presentation to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this presentation. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements contained in this presentation. Legal Disclaimer 2

Company Overview

Therapeutic Focus	Clinical-stage biopharma company focused on the development and commercialization of novel therapies to treat cardiopulmonary diseases	
Product Candidates	**Bentracimab (PB2452)**	Novel agent in Phase 3 development for immediate and sustained reversal of ticagrelor, the preferred antiplatelet therapy of the American College of Cardiology, the American Heart Association and the European Society of Cardiology
	Pemziviptadil (PB1046)	Novel, once-weekly, subcutaneously-injected vasoactive intestinal peptide (VIP) receptor agonist that targets VPAC receptors in the cardiovascular, pulmonary and immune systems. Pemziviptadil is in Phase 2b development as a potential treatment for patients with pulmonary arterial hypertension (PAH)
	PB6440	Oral aldosterone synthase inhibitor in early development for treatment-resistant hypertension
Platform Technology	**ELP Technology**	• Extends circulating half-life of proteins and peptides, enhances solubility, stability and bioavailability while providing a sustained-release mechanism • Enables product candidates that are straightforward to manufacture and administer

Recent Achievements & Upcoming Milestone Targets[1]

✓ **Bentracimab**	**Q1 2020**	Executed bentracimab funding and co-development agreement with SFJ Pharmaceuticals	**Bentracimab**	**Q4 2021**	Topline results from Phase 2b trial
✓ **Bentracimab**	**Q1 2020**	Granted PRIority MEdicines (PRIME) designation by European Medicines Agency (EMA)	**Bentracimab**	**Q4 2021**	Topline results from Interim Analysis of REVERSE-IT
✓ **Bentracimab**	**Mid 2021**	First 100 patients in REVERSE-IT Phase 3 trial	**Pemziviptadil**	**Mid 2022**	Report Phase 2b data from PAH trial

PhaseBio

1. Targeted timelines could be impacted by the continued scope and duration of the COVID-19 pandemic

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A Clinical Stage, Cardiopulmonary Focused Biopharmaceutical Company

Program	Pre-Clinical	Phase 1	Phase 2	Phase 3	Commercial Rights	Upcoming Milestone Target[2]
Bentracimab Reversal of Ticagrelor Antiplatelet Activity	**REVERSE-IT[1] Phase 3 ongoing** *Targeting to submit BLA in Mid 2022[2]*				PhaseBio	**Q4 2021** Topline results from Interim Analysis of REVERSE-IT and Phase 2b trial of bentracimab
Pemziviptadil Pulmonary Arterial Hypertension (PAH)	**Phase 2b ongoing[2]**				PhaseBio	**Mid 2022** Report Phase 2b data
PB6440 Resistant Hypertension	**Pre-Clinical**				PhaseBio	**2022** Submit IND and initiate first-in-human clinical trial

Partnering Opportunities

Program	Pre-Clinical	Phase 1	Phase 2	Phase 3	Commercial Rights	Upcoming Milestone Target[2]
GLP2-ELP Short Bowel Syndrome	**Late research**				PhaseBio	
CNP-ELP Achondroplasia	**Late research**				PhaseBio	
Early Programs	**PROPRIETARY LONG-ACTING INJECTABLE RECOMBINANT BIOPOLYMERS** (Elastin-like Polypeptides – ELPs)				PhaseBio	

1. REVERSE-IT: Rapid and SustainEd ReVERSal of TicagrElor – Intervention Trial
2. Targeted timeline could be impacted by the continued scope and duration of the COVID-19 pandemic

PhaseBio

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Corporate

Experienced Management Team

JONATHAN MOW
Chief Executive Officer

JOHN LEE, MD, PhD, FACC
Chief Medical Officer

JOHN SHARP
Chief Financial Officer

LAUREN RICHARDSON
Assistant VP Regulatory & Quality

SUSAN ARNOLD, PhD
VP of Preclinical & CMC

GLEN BURKHARDT
VP Human Resources

KRIS HANSON
VP Legal

MICHAEL YORK
VP Corp Development & Commercial Strategy

Dedicated to transforming patients' lives through science and excellence

Despite the unprecedented challenges posed by the ongoing COVID-19 pandemic, 2020 has been a year of significant progress for PhaseBio. In addition to refining our mission, advancing our pipeline programs and kicking off the REVERSE-IT Phase 3 clinical trial for our lead program, bentracimab, we have evolved our corporate logo and the overall look and feel of our website, drawing inspiration for the PhaseBio brand from our prospective patients, healthcare providers and our people. The new PhaseBio logo is defined by a patient-friendly representation of the heart composed of the letters 'P' and 'B' from the PhaseBio name.

This shows that cardiovascular disease is not just what PhaseBio does – it is who we are.

PhaseBio

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• Rapid pace of development and execution in 2020, sets the stage for success in 2021  Announced innovative funding and co-development collaboration for bentracimab with SFJ Pharmaceuticals  Bolstered pipeline with acquisition of resistant hypertension asset, PB6440  Granted EMA PRIME designation for bentracimab  Initiated pivotal REVERSE-IT Phase 3 trial for bentracimab in March 2020  Launched international expansion of REVERSE-IT Phase 3 trial, enrolling patients in Canada in October 2020  Made significant progress enrolling REVERSE-IT Phase 3 trial despite pandemic headwinds • Lead program (bentracimab) funded through potential approvals in key global markets • Novel program for PAH (pemziviptadil) being developed using ELP platform technology • Evolving focus on high-unmet need areas of cardiovascular disease with new pipeline asset (PB6440) 2020 Was A Year of Substantial Progress 7

• Sublicense revenue*: $10.3M • Operating expense: $31.4M ⎯ R&D: $27.4M ⎯ SG&A: $4.0M • Loss from Operations: ($21.1M) • Net Loss of ($28.7M) or ($0.60) per share, basic and diluted ⎯ 48.0M shares used for computing Q2 2021 net loss per share • Cash and cash equivalents as of 06/3/2021: $64.5M ⎯ Cash balance does not include $20.0M upfront payment related to Alfasigma sublicense agreement received in July 2021 • Available SFJ funding as of 06/30/2021: $12.5M ⎯ Additional up to $30 million of SFJ funding available if specific, pre-defined clinical development milestones for bentracimab are met Q2 2021 Financial Highlights 8*Sublicense revenue for the quarter was $10.3 million and reflects recognition of a portion of the upfront milestone payment received as part of the Alfasigma licensing agreement.

Bentracimab (PB2452) Reversal Agent for Ticagrelor

Bentracimab 10 URGENT SURGERY OR INTERVENTION • Currently oral P2Y12 agents, including ticagrelor, require a 5-day washout prior to surgery1,2 ⎯ Urgent surgery often cannot wait 5 days ⎯ Higher thrombotic risk during washout • In Phase 1 and Phase 2a studies, bentracimab observed to immediately and sustainably reverse ticagrelor inhibition of platelet activation ⎯ Enables immediate surgery • Within the P2Y12 antagonist class of oral antiplatelet therapies, ticagrelor has proven superiority vs. clopidogrel, and a unique reversible binding profile ⎯ Clopidogrel and prasugrel, the other members of the oral P2Y12 antagonist class, both permanently bind to the receptor and cannot be reversed • Bentracimab is the only specific reversal agent in development for ticagrelor for both surgical and active bleed indications ⎯ Bentracimab clinical data to date have demonstrated both immediate (<5 min) and sustained (~24 hours) reversal of ticagrelor antiplatelet effects • Approval would differentiate ticagrelor on safety vs. other oral antiplatelet agents ⎯ Expect further differentiation of ticagrelor vs. other P2Y12 agents to drive increased demand Bentracimab: Novel Reversal Agent for Brilinta (Ticagrelor) 1. Plavix/clopidogrel Prescribing Information: https://packageinserts.bms.com/pi/pi_plavix.pdf , https://www.ema.europa.eu/en/documents/product - information/plavix -epar-product - information_en.pdf 2. Brilinta/Brilique/ticagrelor Prescribing Information: https://www.azpicentral.com/brilinta/brilinta.pdf#page=1 , https://www.ema.europa.eu/en/documents/product - information/brilique -epar-product - information_en.pdf MAJOR BLEEDING • Intracranial Haemorrhage (ICH), GI, Trauma • All oral antiplatelet agents have the potential to cause major bleeding, which can be severe or even fatal • Bentracimab designed to immediately and sustainably reverse the antiplatelet effects of ticagrelor Significant unmet need for antiplatelet agent reversal

Bentracimab: Well-Characterized Mechanism of Reversal of Ticagrelor

Bentracimab

1. *ADP binds to $P2Y_{12}$ receptor causing platelet aggregation*

3. Bentracimab *binds to free ticagrelor with very high affinity*

5. *As free ticagrelor is eliminated, ADP can again activate the $P2Y_{12}$ receptor, restoring platelet activity*


ADP
PLATELET
Ticagrelor
ADP
Bentracimab
ADP
ADP
PLATELET

This is a reversible process with ticagrelor cycling on/off the P2Y12 receptors

2. *Ticagrelor binds to $P2Y_{12}$, inhibiting ADP-induced platelet aggregation*

4. *Bentracimab-ticagrelor binding is preferential to ticagrelor-$P2Y_{12}$ binding due to 100x higher affinity (K_i 20 pM vs 2nM)*

6. *Bentracimab-ticagrelor is cleared from the bloodstream*

PhaseBio

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Bentracimab

Bentracimab Phase 1 Proof-of-Concept Study in Healthy Subjects

- Randomized, double-blind, placebo-controlled, single ascending dose, sequential group study (n=64)
- Platelet function evaluated using three well established and commonly used assays: LTA, VerifyNow PRUTest® and VASP
  - Results from all three assays were highly correlated
- Onset of reversal occurred within 5 minutes and was sustained for over 20 hours
- Well tolerated with no drug-related serious adverse events
- Importantly, no evidence of rebound in platelet activity after drug cessation

Selected as late-breaking oral presentation during featured clinical research session at the American College of Cardiology's Annual Scientific Session – March 17, 2019[1]

Simultaneously published in the New England Journal of Medicine[2]

The NEW ENGLAND JOURNAL of MEDICINE

ORIGINAL ARTICLE

Antibody-Based Ticagrelor Reversal Agent in Healthy Volunteers

Deepak L. Bhatt, M.D., M.P.H., Charles V. Pollack, M.D., Jeffrey I. Weitz, M.D., Lisa K. Jennings, Ph.D., Sherry Xu, Ph.D., Susan E. Arnold, Ph.D., Bret R. Umstead, M.S., Michael C. Mays, B.S., and John S. Lee, M.D., Ph.D.

PhaseBio

LTA = light transmittance aggregometry, VASP = vasodilator stimulated phosphoprotein phosphorylation immunoassay
1. https://www.acc.org/latest-in-cardiology/clinical-trials/2019/03/15/21/37/ticagrelor-reversal-agent
2. Bhatt DL, Pollack CV, Weitz JI, et al. Antibody-Based Ticagrelor Reversal Agent in Healthy Volunteers. https://www.nejm.org/doi/full/10.1056/NEJMoa1901778

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Normalized Platelet Function After Ticagrelor Reversal
VerifyNow PRUTest

Bentracimab



Normal Platelet Function: Pre-Ticagrelor Dosing
Inhibited Platelet Function: Post-Ticagrelor Dosing
Return to Normal Platelet Function: Post-Bentracimab Dosing
Platelet Reactivity Unit
300
250
200
150
100
50
0
-48 hrs
0 hr
5 min
0.25 hr
0.5 hr
1 hr
2 hrs
3 hrs
6 hrs
8 hrs
12 hrs
16 hrs
20 hrs
24 hrs
Normal Platelet Function
Inhibited Platelet Function
PRU= Platelet Reactivity Units
Nominal Time (h)

Cohorts 9 and 10 achieved study objectives and are the basis for dosing regimens for subsequent clinical trials

- ✓ Dose-dependent response across all cohorts tested
- ✓ Immediate reversal within 5 minutes of start of infusion
- ✓ Sustained duration of reversal extended to 20+ hours
- ✓ Enables rapid resumption of ticagrelor dosing post infusion
- ✓ Well tolerated across all cohorts
- ✓ No drug-related SAEs reported

PhaseBio

Bhatt DL, Pollack CV, Weitz JI, et al. Antibody -Based Ticagrelor Reversal Agent in Healthy Volunteers. https://www.nejm.org/doi/full/10.1056/NEJMoa1901778
Presented by Dr. Deepak L. Bhatt at the American College of Cardiology Annual Scientific Session (ACC 2019), New Orleans, LA. March 17, 2019. Slides available at: https://www.acc.org/~/media/Clinical/PDF -Files/Approved-PDFs/2019/03/15/ACC19_Slides/Mar17_Sun/3pmET_Ticagrelor -Reversal-Agent-acc-2019.pdf

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Bentracimab Positive Preliminary Bentracimab Phase 2a Results • Positive preliminary results from the bentracimab Phase 2a trial were disclosed via press release1 ⎯ First trial of bentracimab to include older and elderly subjects (ages 50-80) on dual antiplatelet therapy (DAPT) of ticagrelor and low-dose aspirin ⎯ Subjects in the trial resembled the patient population most likely to be treated with ticagrelor and potentially benefit from bentracimab, if approved • Per FDA request, the Phase 2a trial also explored reversal of supratherapeutic blood levels of ticagrelor that could result from ticagrelor overdosage or drug-drug interactions ⎯ PhaseBio believes an appropriate bentracimab regimen has been identified for these patients • Confirmed dosing regimen to be used in the Phase 2b and Phase 3 trials • Results to be published and presented at an upcoming medical congress 141. https://investors.phasebio.com/news -releases/news -release-details/phasebio -announces -completion -phase-2a-clinical -trial -pb2452 2. Bhatt, D. L. et al. Antibody -based ticagrelor reversal agent in healthy volunteers. N. Engl. J. Med. ht tps ://doi.org /10 .1056 /NEJMoa 19 017 78 Bentracimab Phase 2a Trial Older & Elderly Subjects on DAPT Supratherapeutic Dose of Ticagrelor Immediate and sustained reversal of the antiplatelet effects of ticagrelor ✓ ✓ Efficacy demonstrated using same three assays used in Phase 1 trial2 ✓ ✓ Results highly correlated across assays ✓ ✓ Generally well tolerated with only minor adverse events reported ✓ ✓

Bentracimab

REVERSE-IT: Bentracimab Pivotal Phase 3 Trial Overview

- REVERSE-IT: Rapid and SustainEd ReVERSal of TicagrElor – Intervention Trial
- Phase 3 trial is a key element of development plan that has garnered FDA Breakthrough Therapy and EMA PRIME designations
- **Open-label, single-arm study** of reversal of the antiplatelet effects of ticagrelor with bentracimab in patients who present with **uncontrolled major or life-threatening bleeding** or who require **urgent surgery or invasive procedure**
- Total of 200 patients targeted for enrollment
  - First 143 patients expected to form the basis of accelerated BLA filing in US and MAA in EU
  - Prior FDA guidance following the End of Phase 1 Meeting in 2019 recommended the following:
    - Interim analysis of first 100 enrolled would be sufficient to support submission of a BLA for Accelerated Approval
    - Composition of the 100 patients comprising the interim analysis include approximately 50 subjects from each of the major bleeding and surgical populations
    - Whether there are an adequate number of patients from either cohort, FDA indicated that this would be a review issue and and considered in the context of other data submitted with the BLA
- Accelerated BLA endpoint is restoration of platelet function based on VerifyNow® PRUTest® platelet function assay
  - VerifyNow has been used in the Phase 1, Phase 2a and Phase 2b trials of bentracimab with consistent results across studies completed to date
- Additional endpoints related to hemostasis will be captured as part of the primary outcome analysis
- Trial posted online at ClinicalTrials.gov and initiated in March 2020

REVERSE-IT

Rapid and SustainEd ReVERSal of TicagrElor – Intervention Trial

PhaseBio

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REVERSE-IT Enrollment for Interim Analysis Complete

REVERSE-IT
Rapid and SustainEd ReVERSal of TicagrElor - Intervention Trial
bentracimab

Screening (pre-dose)	REVERSE-IT trial in ticagrelor patients with major bleeding or who need urgent surgery (N=100 for Interim Analysis, N=200 total)	Central Adjudica tion • Inclusion criteria • Hemostasis • Thrombotic Events

As of August 9, 2021, REVERSE-IT had enrolled 143 patients for the Interim Analysis

- Enrollment includes 138 patients requiring urgent surgery and five patients with uncontrolled major bleeding
- Surgery cohort enrollment complete; trial protocol capped enrollment from either cohort at approximately 2/3rds of the 200 total
- Focus shifted to enrolling patients with uncontrolled major or life-threatening bleeding events
- Attempting to accelerate enrollment of patients with uncontrolled major or life-threatening bleeding
- BLA submission expected in mid-2022

REVERSE-IT patients enrolled from all recruitment regions (US, Canada, Europe)

- Surgical patient population includes cardiac surgery, orthopedic surgery, and urgent procedure patients
- Smaller pool of bleeding patients observed includes ICH, GI bleed, and procedure-related bleeds

PhaseBio
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bentracimab REVERSE-IT Predominance of Surgical Patients 17 Pandemic impact on bleeding patient admissions • Reduction in hospital admissions for major adverse spontaneous events like bleeding • Broad, global moratorium on clinical research and furloughs of research staff • Smaller REVERSE-IT footprint significantly reduced size of “safety net” to catch random events Pandemic impact on urgent surgery patient enrollment • Urgent surgical cases benefit from physician-managed patient flow (active vs passive recruitment) • Patients with progressive disease waited longer for medical follow-up, creating backlog of urgent cases • Major health centers re-opened to urgent or emergent cases first, creating robust environment to enroll REVERSE-IT trial in ticagrelor patients with major bleeding or who need urgent surgery (N=100 for Interim Analysis, N=200 total) Screening (pre-dose) Central Adjudica tion • Inclus ion criteria • Hemosta s is • Thrombotic Events

Revised Timelines of Bentracimab Program

REVERSE-IT
Rapid and SustainEd ReVERSal of TicagrElor - Intervention Trial
bentracimab



2019
2020
2021
2022
2023
Phase 1
NEJM
Phase 2A
Phase 2B: 50-80 year old volunteers
N=200, 150 randomized to receive PB2452
FDA
Breakthrough
Therapy
FDA
EOP1
EMA PRIME
Designation
Phase 3 REVERSE-IT trial in ticagrelor
patients
N=143, major bleeding + urgent surgery patients
Post-approval completion of
Phase 3
Final N=200
August 2021
Last patient for interim
Mid-2022
BLA Submission
New Potential BLA
Approval
Original Target
BLA Approval

Targeted timelines could be impacted by the continued scope and duration of the COVID-19 pandemic
NEJM= New England Journal of Medicine, EOP1=End-of-Phase 1 Meeting, BLA=Biologics License Application

Phase 2B study enrollment complete as of August 2021

- Top-line results expected later in 2021
- Phase 2B trial designed to supplement safety and efficacy results included in the planned BLA submission

Enrollment for interim analysis of REVERSE-IT Phase 3 trial complete as of August 2021

- Interim Analysis enrollment complete, with top-line data expected later in 2021
- Data from Phase 2B and Phase 3 trials expected to form the basis of a BLA submission for Accelerated Approval
- BLA submission currently being prepared and targeted for mid-2022

PhaseBio
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bentracimab EMA: • Scientific Advice ⎯ Face-to-face interaction and written guidance in general agreement with proposed development plan for bentracimab • PRIME designation1 ⎯ Granted to support medicines that demonstrate the potential to address substantial unmet medical need ⎯ Potentially expedites the review and approval process • Multi-disciplinary PRIME Meeting ⎯ Ongoing interactions to meet MAA expectations FDA: • End-of-Phase 1 meeting ⎯ Alignment on development plan and Accelerated approval regulatory path • Breakthrough Therapy designation2 ⎯ Granted to drugs intended to treat a serious condition with potential to address substantial improvement over currently available therapies ⎯ Potentially expedites the development and review of promising new drugs • Breakthrough Therapy Multi-disciplinary Meeting ⎯ Final Phase 3 protocol agreement of study design, endpoints and statistical analysis Bentracimab Regulatory Correspondence Development plan for bentracimab designed with objective to broadly support global regulatory filings 191. The U.S. Food and Drug Administration. “Expedited Programs for Serious Conditions – Drugs and Biologics.” Available at: https://www.fda.gov/downloads/Drugs/Guidances/UCM358301.pdf . Accessed February 2020 2. The European Medicines Agency. “PRIME: Priority Medicines” Available at: https://www.ema.europa.eu/en/human -regulatory/research -development/prime -priority -medicines# . Accessed February 2020 Separate written guidance from FDA and EMA indicates that REVERSE-IT, a single, non-randomized, open-label Phase 3 trial of bentracimab in both surgical and major bleeding populations, has the potential to support regulatory filings in the United States and the European Union Bentracimab

Expect Continued Long-Term Rx Growth of Ticagrelor

Bentracimab approval has the potential to drive continued positive momentum

Bentracimab

- Brilinta/Brilique sales in 2020 were $1.6B and growing
  - Pandemic impact dampened 2020 growth
  - Patient growth remains a key driver of Y/Y revenue growth in key regions
- In February 2019, Brilinta Phase 3 THEMIS[1] trial met primary endpoint in patients with established coronary artery disease and type-2 diabetes; in May 2020, FDA approved a label update[2] for BRILINTA in the US to include the reduction of the risk of a first heart attack or stroke in high-risk patients with coronary artery disease
- In January 2020, Brilinta Phase III THALES[3] trial met primary endpoint in patients with acute ischemic stroke or patients with high-risk transient ischemic attack; in November 2020[4], FDA approved a label update for Brilinta in the US to include the reduction of the risk of stroke in patients with acute ischemic stroke or high-risk transient ischemic attack

Ticagrelor Differentiation *vs. clopidogrel*	Now	Post Bentracimab Launch	Post LOE of ticagrelor
Efficacy	✓	✓	✓
Safety	≈ *(no reversal agent)*	✓	✓
Price	✗ *(branded vs. generic)*	✗ *(branded vs. generic)*	✓

PhaseBio

1. https://www.astrazeneca.com/media-centre/press-releases/2019/brilintas-phase-iii-themis-trial-met-primary-endpoint-in-patients-with-established-coronary-artery-disease-and-type-2-diabetes-25022019.html
2. https://www.astrazeneca.com/content/astraz/media-centre/press-releases/2020/brilinta-approved-in-the-us-to-reduce-the-risk-of-a-first-heart-attack-or-stroke-in-high-risk-patients-with-coronary-artery-disease.html
3. https://www.astrazeneca.com/media-centre/press-releases/2020/brilinta-met-primary-endpoint-in-phase-iii-thales-trial-in-stroke-27012020.html
4. https://www.astrazeneca.com/media-centre/press-releases/2020/brilinta-approved-in-the-us-in-stroke.html#:~:text=AstraZeneca's%20 Brilinta%20(ticagrelor)%20has%20been,transient%20ischaemic%20attack%20(TIA)

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Bleeding Events in $P2Y_{12}$-Treated Medicare Patients Occur More Frequently than FXa-Treated Medicare Patients

Bentracimab

P2Y12 Class Bleeds Are More Common than FXa Class Bleeds				
Comparison of $P2Y_{12}$ and FXa class Bleeding Data (rate per 100 person-years	**All $P2Y_{12}$**	**All FXa**	**% diff $P2Y_{12}$/FXa**	**p-value $P2Y_{12}$ vs. FXa**
Any Bleeding Event[1]	**15.15**	**12.47**	**21.5%**	**<0.001**
Internal bleed	7.23	6.50	**11.3%**	<0.001
Gastrointestinal	3.24	2.91	**11.2%**	<0.001
Intracranial	0.84	0.55	**51.8%**	<0.001
Other internal bleed	4.17	3.81	**9.5%**	0.001
Any Bleeding Event W/ Transfusion/Other Bleed Control Measure[2]	**2.28**	**1.70**	**34.6%**	**<0.001**
Internal bleed	1.65	1.30	**27.1%**	<0.001
Gastrointestinal	0.70	0.56	**24.7%**	<0.001
Intracranial	0.13	0.07	**85.6%**	<0.001
Other internal bleed	0.99	0.77	**28.1%**	<0.001
Condition Specific Healthcare Utilization				
Patients with an inpatient admission for a bleeding event	4.47	3.75	**19.1%**	<0.001
Patients with an inpatient admission for an urgent surgery/procedure[3]	3.93	3.36	**17.1%**	<0.001
Patients with an inpatient admission for a non-urgent surgery/procedure[4]	11.49	11.08	**3.7%**	0.331

1. Bleeding events are defined as an emergency room visit or inpatient admission with a diagnosis code for a bleed
2. Bleeding events are defined as an emergency room visit or inpatient admission with a diagnosis code for a bleed and either a transfusion on the same date or a procedure code for a bleed treatment on the same claim
3. Urgent surgery/procedure is defined as an emergency room visit where a surgery/procedure was performed or an inpatient admission with surgery/procedure that had an ambulance service on the same day as admission
4. Non-urgent surgery/procedure is defined as any non-ER outpatient surgery/procedure, or an inpatient surgery/procedure without an ambulance service on the same day

PhaseBio

DATA FROM THE IBM MARKETSCAN® COMMERCIAL, MEDICARE SUPPLEMENTAL, AND MULTI-STATE MEDICAID DATABASES
TIME PERIOD: 2014 THROUGH 2019

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Bentracimab

$P2Y_{12}$ Class Inpatient Admissions for Bleeding and Surgery

- Nearly 1M inpatient admissions estimated in 2019 for bleeding, urgent and non-urgent surgery
- Bentracimab represents opportunity to address this clear unmet need

Estimates of Bleeding and Surgery Events in $P2Y_{12}$ Patients While Persistent[1]

2019 $P2Y_{12}$ Patients: 4.46m[2]	Commercial		Medicare		Medicaid		Totals
	Rate per 100 person-years	N[3]	Rate per 100 person-years	N[3]	Rate per 100 person-years	N[3]	
Any Bleeding[4]	7.94%	79,771	15.15%	473,894	18.71%	61,387	615,052
Inpatient Admission for Bleeding	**1.99%**	**19,998**	**4.47%**	**139,746**	**4.63%**	**15,177**	**174,922**
Bleeding with Tx[5]	1.29%	12,962	2.28%	71,368	2.16%	7,083	91,413
Urgent Surgery/Procedure[6]	5.09%	51,157	8.41%	263,042	10.61%	34,813	349,012
Inpatient Admission for Urgent Surgery/Procedure	**1.90%**	**19,102**	**3.93%**	**123,030**	**6.93%**	**22,747**	**164,879**
Non-Urgent Surgery/Procedure[7]	83.54%	839,541	118.20%	3,696,566	34.03%	111,630	4,647,737
Inpatient Admission for Non-Urgent Surgery/Procedure	**9.56%**	**96,121**	**11.49%**	**359,480**	**13.67%**	**44,853**	**500,453**

1. Rates of bleeding, bleeding with Tx, urgent and general surgeries are data from the IBM MARKETSCAN® commercial claims and encounters, Medicare supplemental, and multi-state Medicaid databases: 2014-2019
2. Patient counts from IQVIA® analysis of 2019 MIDAS data
3. PhaseBio analysis of IQVIA® patient counts and IBM MARKETSCAN® event rates
4. Bleeding events are defined as an emergency room visit or inpatient admission with a diagnosis code for a bleed
5. Bleeding events are defined as an emergency room visit or inpatient admission with a diagnosis code for a bleed and either a transfusion on the same date or a procedure code for a bleed treatment on the same claim
6. Urgent surgery/procedure is defined as an emergency room visit where a surgery/procedure was performed or an inpatient admission with surgery/procedure that had an ambulance service on the same day as admission
7. General surgery/procedure is defined as any non-ER outpatient surgery/procedure, or an inpatient surgery/procedure without an ambulance service on the same day

PhaseBio

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Lipitor Analog Points to Potential ~2.5X Increase in Post-LOE Ticagrelor Market Share Within the P2Y12 Inhibitor Class 23 51.1% 0% 10% 20% 30% 40% 50% 60% M ol ec ul e St an da rd U ni ts S ha re Atorvastatin/Lipitor Fluvastatin/Lescol Lovastatin/Altoprev Pitavastatin/Livalo Pravastatin/Pravachol Rosuvastatin/Crestor Simvastatin/Zocor Lipitor LOE Analogue Selection Rationale: Lipitor Oral-administered product At the time of LOE, Zocor and Pravachol were generic Best-in-class statin at the time of LOE Mix of prescribing physicians In the cardiovascular market Iqvia® Analysis of MIDAS Data US Statin Standard Unit Share Trends Bentracimab

Alfasigma S.p.A Licensing Agreement: Unlocking the Potential of Bentracimab in Europe and Beyond 24 • 49 countries in the EU, EEA, Russia and CIS • $20 million upfront • $35 million potential pre-revenue regulatory milestones • Up to $190 million in sales milestones • Double digit net sales royalties up to the mid twenties • Integrated supply agreement Agreement Highlights Commercialization Strategy • Leverages partner with strong hospital presence in vascular disease and other indications • Enables PhaseBio to focus on US commercialization • Capital efficient Bentracimab 2019 Territory Estimates: >1.3 million ticagrelor and >13 million total P2Y12 inhibitor patients Patient counts from IQVIA® analysis of 2019 MIDAS data

Bentracimab SFJ Pharmaceuticals Funding and Co-Development Collaboration • Innovative collaboration between SFJ and PhaseBio to support the global development of bentracimab • SFJ will fund up to $120 million to support the clinical development of bentracimab ⎯ SFJ has extensive experience in the global clinical development and regulatory approval of numerous pharmaceutical products across multiple indications and therapeutic areas • SFJ providing central role in global development and regulatory activities for bentracimab outside the United States ⎯ SFJ will lead development and regulatory activities in China and Japan ⎯ PhaseBio and SFJ working closely on clinical program in EU ⎯ PhaseBio is conducting REVERSE-IT Phase 3 trial in North America • PhaseBio retains exclusive worldwide commercial rights to bentracimab 25

Pemziviptadil (PB1046) Once Weekly Vasoactive Intestinal Peptide (VIP) Analog

Pemziviptadil PRECLINICAL STUDIES Support Clinical Development for: • Pulmonary Arterial Hypertension • DMD Cardiomyopathy • Heart Failure (Chemotherapy-Induced HF or HFpEF) • Cystic Fibrosis MECHANISM OF ACTION VIA VPAC2 RECEPTOR • Potent vasodilator and immunomodulator • Anti-inflammatory and anti-fibrotic • Cardiac support through increased inotropy and lusitropy Pemziviptadil: Harnessing VIP to Create a Stable, Long-Acting Drug 27 VIP as a THERAPEUTIC AGENT PemziviptadilEndogenous VIP Pemziviptadil

Pemziviptadil PROLONGED CIRCULATING HALF-LIFE COACERVATION DELIVERS SLOW RELEASE Proprietary Elastin-Like Polypeptide (ELP) Technology Key to optimizing the profile of an injectable VIP product candidate 28 Repeating Sequence of Human Elastin Peptides VPGXG Peptide/Protein (VIP, GLP1, etc.) Active Moiety “Biopolymer” n = UP TO 200x INCREASE IN ½ LIFE ↑ Temperature Inside Body Non-Soluble ELP Outside Body Highly Soluble ELP = WEEKLY OR MONTHLY DOSING IMPROVING • Pharmacokinetics • Slower rate of bioavailability • Ease of Administration • Patient Compliance

Pemziviptadil High Unmet Need in an Orphan Disease Primary Pulmonary Arterial Hypertension (PAH, WHO Group 1 PH) • High unmet need for novel disease-modifying PAH therapies for greater efficacy ⎯ All 3 approved drug classes in PAH are vasodilators: prostacyclin, endothelin, and nitric oxide pathways ⎯ Patients inevitably continue to decline and die on current standard of care • VIP addresses PAH vasoconstriction, progressive vascular remodeling, and right heart failure 29

Pemziviptadil Clinical Development Activities to Date Have Supported Advancement into Phase 2 Efficacy Studies

Pemziviptadil

PHASE 1 Studies Completed		PHASE 2 PAH Studies	
SAD study in hypertensive patients washed off meds	4-week MAD study in HFrEF patients on SOC	Open-Label Phase 2A CardioMEMS in PAH study: Safety and Hemodynamics	Phase 2B PAH Efficacy 16-Wk Randomized, Controlled Study
• Well tolerated for a week over broad range of exposure; no drug-related SAEs reported • Prolonged PK/PD profile over 1 week • VIP activity confirmed (Systolic and Diastolic BP lowering)	• Well tolerated across dose range; no drug-related SAEs reported • Replicated PK/PD from SAD over 4 weekly SC injections • VIP activity reproduced in HFrEF patients on SOC	**CardioMEMS Open-Label PAH Study** • N = 3 patients, dosed weekly for 8 wks, followed by extension – No longer enrolling patients • Real-time PA pressure and other hemodynamic monitoring • Initial data show improved hemodynamics • One drug-related SAE reported in extension portion of open-label pilot study	**Phase 2B PAH 16 wk randomized, controlled study** • N = ~60 NYHA class II/III PAH patients, dosed weekly x 16 weeks – Individual dose titration to MTD • Efficacy endpoints PVR via RHC, 6MWD • Extension study to follow
COMPLETED	**COMPLETED**	**COMPLETED**	**Phase 2B ongoing**

PhaseBio
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PB6440 Aldosterone Synthase Inhibitor for Resistant Hypertension

PB6440

PB6440 for Resistant Hypertension

- Upwards of 10 million patients in the United States have resistant hypertension and are at risk for serious, costly medical consequences (stroke, heart attack, kidney failure, etc.)[1]
- Physicians currently prescribe numerous combinations of antihypertensives to lower blood pressure and diminish risk
- Blocking aldosterone has been shown to be an effective mechanism for treating resistant hypertension
  - Currently available aldosterone blockers suffer from poor potency and pharmacokinetics (eplerenone) or poor tolerability (spironolactone) and thus are rarely used
- Recent draft guidance from the FDA outlines a streamlined regulatory path for novel drugs to treat resistant hypertension without the need for large outcomes studies[2]
- Market research indicates that payors aware of high medical costs associated with resistant hypertension

Large, growing patient population, coupled with a high unmet need, creates an attractive opportunity for a novel therapy to help patients and care-providers better manage blood pressure

PhaseBio

1. Carey RM, Sakhuja S, Calhoun DA, Whelton PK, Muntner P. Prevalence of apparent treatment-resistant hypertension in the United States: comparison of the 2008 and 2018 American heart association scientific statements on resistant hypertension. Hypertension. 2019;73:424-431. Available at: https://www.ahajournals.org/doi/full/10.1161/HYPERTENSIONAHA.118.12191?url_ver=Z39.88-2003&rfr_id=ori:rid:crossref.org&rfr_dat=cr_pub%3dpubmed. Accessed February 2020
2. U.S. Food and Drug Administration. Center for Drug Evaluation and Research. (2018) Hypertension: Conducting Studies of Drugs to Treat Patients on a Background of Multiple Antihypertensive Drugs Guidance for Industry. Available at: https://www.fda.gov/regulatory-information/search-fda-guidance-documents/hypertension-conducting-studies-drugs-treat-patients-background-multiple-antihypertensive-drugs. Accessed February 2020

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PB6440

PB6440 Is Highly Selective for Aldosterone Synthase (CYP11B2)

Selectivity and Potency Demonstrated in Primate Chronic Oral Dosing Model

CYP11B Potency and Selectivity (IC_{50}, µM)

	Human			Monkey		
	CYP11B2	CYP11B1#	Selectivity	CYP11B2	CYP11B1	Selectivity
PB6440	0.024	4.859	**202**	0.016	5.802	**363**
LCI699*	0.0007	0.013	**19**	0.016	0.059	**3.7**

Steroid 11β-hydroxylase
*Discontinued Novartis compound; active in Phase 2 studies, but blocked cortisol production, likely due to inadequate selectivity


14-Day Monkey Study (Once-Daily Oral Dosing)
Response to ACTH Challenge
% Steroid Level vs. Control
1400
1300
1200
1100
1000
900
800
700
600
500
400
300
200
100
0
SE-6440 (0.12 mg/kg)
SE-6440 (0.6 mg/kg)
LCI699 (0.5 mg/kg)
Aldosterone
DOC
Cortisol
Deoxycortisol
* p <0.05 vs control
^ Indicates inhibition of CYP11B1

In a primate model, oral PB6440 demonstrated a sustainable reduction in aldosterone without a significant increase in steroids upstream of CYP11B1, suggesting no significant inhibition of CYP11B1 *in vivo*

PhaseBio

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